Exhibit 10.A2


                 J. W. TEETS CONSULTING CONTRACT

     Contract effective January 1, 1997, between Viad Corp, a corporation organized under the laws of the State of Delaware, with its principal office located at 1850 N. Central Avenue, Phoenix, Arizona, 85077, herein referred to as "Company," and J.
W. Teets, of Paradise Valley, Arizona, herein referred to as "Consultant."

                             RECITALS

     A. Company, recognizing the past experience of Consultant as CEO of Company, desires to have the following services, as a consultant, to be performed by Consultant: To be on call, from time to time, as requested by the CEO of Company.

     B. Consultant agrees to perform these services for Company under the terms and conditions set forth in this contract.

     In consideration of the mutual promises set forth in this contract, it is agreed by and between Company and Consultant as follows:

                           SECTION ONE
                          NATURE OF WORK

     Consultant will perform consulting and advisory services on behalf of the Company, as may be requested from time to time by the CEO of Company.

                           SECTION TWO
                          PLACE OF WORK

     It is understood that Consultant's services will be rendered principally at the sixth floor of Viad Tower, Phoenix, Arizona, but that Consultant will, on request, come to the Company's headquarters offices or travel to other places as designated by the CEO of the Company, to meet with Company representatives or others.

                          SECTION THREE
                       TIME DEVOTED TO WORK

     In the performance of the services, the services and the hours Consultant is to work on any given day will be entirely within Consultant's control and Company will rely upon Consultant to put in such number of hours as is reasonably necessary to fulfill the spirit and purpose of this contract. This arrangement will probably take no more than 10 hours per week, although there will be weeks during which Consultant may not perform any services at all.

                           SECTION FOUR
                             PAYMENT

     Company will pay Consultant the total sum of One Hundred and Twenty Thousand Dollars ($120,000) annually, payable on the first of each month in monthly installments. In addition, Consultant will be reimbursed for all traveling and living expenses while away from the area of the City of Phoenix, State of Arizona. Consultant agrees to submit receipts or other evidence of such authorized expenses to Company in order to obtain reimbursement.

                           SECTION FIVE
                           OFFICE SPACE

     Although this Consulting Contract is for a period of 2 years, Company will provide Consultant with suitable office space and secretarial services on the sixth floor of Viad Tower for a period of 5 years from the date of this Contract.

                           SECTION SIX
                             DURATION

     The parties hereto contemplate that this contract will run for two years from date hereof. At any time, Consultant may notify Company that the Contract shall be terminated 60 days after such notice. All consulting payments shall cease but Consultant shall continue to have the use of the office space and secretarial services for the full five-year term herein.

                          SECTION SEVEN
                       STATUS OF CONSULTANT

     This contract calls for the performance of the services of Consultant as an independent contractor and Consultant will not be considered an employee of the Company for any purpose.

                          SECTION EIGHT
                       SERVICES FOR OTHERS

     Inasmuch as Consultant will acquire or have access to information that is of a highly confidential and secret nature, it is expected that Consultant will maintain the information in a confidential manner. Further, in consideration of the execution of this Contract, Consultant will not become interested, directly or indirectly, either as an employee, owner, partner, agent, stockholder, director, officer or otherwise in a business, trade or occupation which competes with the business of the Company or any of its subsidiaries. This covenant not to compete shall expire on December 31, 1998, and shall survive any early termination under Section Six.

                           SECTION NINE
                     USE OF COMPANY AIRCRAFT

     In order to provide reasonable security to Consultant and his spouse while traveling after retirement, Consultant, subject to Aircraft availability, may use the Company Aircraft for a period of one year from January 1, 1997: (1) when conducting Company business directed and approved by the CEO of the Company; or (2) when Aircraft is scheduled for use by Company officers or approved employees and there are passengers thereon. Consultant shall be charged not more than the taxable income as provided by the Internal Revenue Code or regulations promulgated thereunder for use of Corporate Aircraft. Consultant's use of Aircraft shall be limited to a maximum of 50 flight hours.

     IN WITNESS WHEREOF, the parties have executed this agreement at Phoenix, Arizona, the day and year first above written.


By:  /s/  Robert H. Bohannon       /s/  John W. Teets
          for VIAD Corp